CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4/Amendment No. 269 to Registration Statement Nos. 333-137968/811-03365 on Form N-4 of our report dated April 6, 2007, relating to the financial statements of MetLife Investors USA Separate Account A, and our report dated April 10, 2007, on the financial statements of MetLife Investors USA Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for certain non-traditional long duration contracts and separate accounts as required by new accounting guidance which the Company adopted on January 1,
2004), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 3/Amendment No. 256 to Registration Statement Nos. 333-137968/811-03365 of MetLife Investors USA Separate Account A, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
October 31, 2007